EXHIBIT 99.5

CTE PETROCHEMICALS COMPANY

Financial Statements

December 31, 2009, 2008 and 2007

CTE PETROCHEMICALS COMPANY
FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Partners of
CTE Petrochemicals Company

We have audited the accompanying balance sheets of CTE Petrochemicals Company (the "Company") as of December 31, 2009 and 2008, and the related statements of operations, partners’ capital, and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of CTE Petrochemicals Company as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
September 13, 2010 (October 12, 2010 as to Note 5)

CTE PETROCHEMICALS COMPANY
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008	2007
	(In $ thousands)
Equity in net earnings of Ibn Sina....................................	$134,466	$201,477	$173,042
Income tax benefit...............................................................	4,750	0	0
Withholding tax expense...................................................	(4,126)	(11,941)	(8,215)
Net earnings ................................................................	$135,090	$189,536	$164,827

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
BALANCE SHEETS

	As of December 31,
	2009	2008
	(In $ thousands)

ASSETS
Investment in Ibn Sina.......................................................................................................	$158,771	$109,488
Total assets ........................................................................................................................	$158,771	$109,488

LIABILTIES AND PARTNERS' CAPITAL
Current liabilities
Income taxes payable.................................................................................................	$14,499	$0
Total current liabilities.......................................................................................................	14,499	-

Tax liability...........................................................................................................................	-	19,250
Total liabilities.....................................................................................................................	14,499	19,250

Partners' capital...................................................................................................................	$144,272	$90,238

Total liabilities and partners' capital................................................................................	$158,771	$109,488

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
STATEMENTS OF PARTNERS’ CAPITAL

	2009			2008			2007
	Texas Eastern Arabian Ltd.	Elwood Insurance Ltd.	Total	Texas Eastern Arabian Ltd.	Elwood Insurance Ltd.	Total	Texas Eastern Arabian Ltd.	Elwood Insurance Ltd.	Total
	(In $ thousands)			(In $ thousands)			(In $ thousands)

Partners' Capital
Balance as of the beginning of the period.......................	$46,143	$46,143	$92,286	$70,686	$70,685	$141,371	$70,423	$70,423	$140,846
Net earnings..........................................................................	67,545	67,545	135,090	94,768	94,768	189,536	82,413	82,414	164,827
Dividends..............................................................................	(40,940)	(40,941)	(81,881)	(119,310)	(119,311)	(238,621)	(82,151)	(82,151)	(164,302)
Balance as of the end of the year......................................	72,748	72,747	145,495	46,144	46,142	92,286	70,685	70,686	141,371

Accumulated Other Comprehensive Income(Loss), Net
Balance as of the beginning of the period.......................	(1,024)	(1,024)	(2,048)	(899)	(899)	(1,798)	(496)	(497)	(993)
Pension and postretirement benefits................................	412	413	825	(125)	(125)	(250)	(402)	(403)	(805)
Balance as of the end of the period...................................	(612)	(611)	(1,223)	(1,024)	(1,024)	(2,048)	(898)	(900)	(1,798)

Total Partners' Capital.........................................................	$72,136	$72,136	$144,272	$45,120	$45,118	$90,238	$69,787	$69,786	$139,573

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008	2007
	(In $ thousands)
Operating activities
Net earnings ...................................................................................................	$135,090	$189,536	$164,827
Equity in net earnings of Ibn Sina...............................................................	(134,466)	(201,477)	(173,042)
Income tax benefit..........................................................................................	(4,750)	-	-
Dividends received........................................................................................	86,007	250,562	172,517
Net cash provided by operating activities ........................................	81,881	238,621	164,302
Financing activities
Dividends paid...............................................................................................	(81,881)	(238,621)	(164,302)
Net cash provided by (used in) financing activities ........................	(81,881)	(238,621)	(164,302)
Net change in cash and cash equivalents .................................................	-	-	-
Cash and cash equivalents at beginning of period .................................	-	-	-
Cash and cash equivalents at end of period .....................................	$0	$0	$0

See the accompanying notes to the financial statements.

CTE PETROCHEMICALS COMPANY

NOTES TO FINANCIAL STATEMENTS

1. Description of the Company and Basis of Presentation

CTE Petrochemicals Company (“CTE” or the “Company”) is a common general partnership (the “Partnership”) which was formed on January 27, 1981 pursuant to the laws of the Cayman Islands, British West Indies.  The original partners, Celanese Arabian Inc. ("Celanese Arabian") and Texas Eastern Arabian Ltd. (“Texas Eastern”), a wholly owned subsidiary of Duke Energy Corporation (“Duke”), each acquired an equal ownership interest in CTE.  Through a series of transactions, Elwood Insurance Limited (“Elwood”), a wholly owned subsidiary of Celanese Corporation (“Celanese”), acquired Celanese Arabian's original interest in CTE, and Celanese and Duke continue to have an equal ownership interest, including profit and loss distribution, through their respective subsidiaries, Elwood and Texas Eastern.

CTE’s only asset is its 50% investment in National Methanol Company (“Ibn Sina”).  Ibn Sina, a Saudi limited liability company registered under the laws of Saudi Arabia, is owned equally by CTE and Saudi Basic Industries Corporation (“SABIC”), a privately-held Saudi Arabian joint stock company.  Ibn Sina was formed in 1981 and is in the business of operating a petrochemical complex which produces methanol and methyl tertiary butyl ether (“MTBE”).

Basis of Presentation

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for all periods presented.

2. Summary of Accounting Policies

•	Estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses.  These estimates, based on best available information at the time, could differ from actual results.

•	Investment in Ibn Sina

The Company accounts for its investment in Ibn Sina using the equity method of accounting as it has the ability to exercise significant influence over operating and financial policies of Ibn Sina, but does not exercise control.

The Company assesses the recoverability of the carrying value of its investment whenever events or changes in circumstances indicate a loss in value that is other than a temporary decline. A loss in value of an equity-method investment which is other than a temporary decline will be recognized as the difference between the carrying amount of the investment and its fair value.

•	Dividends

The Company records dividends when received.  Historically, Ibn Sina has distributed a substantial portion of the after tax earnings to its shareholders.  CTE remits the dividends to its shareholders, Elwood and Texas Eastern, simultaneously when received from Ibn Sina.

•	Accumulated Other Comprehensive Income

Accumulated other comprehensive income is the Company’s share of Ibn Sina’s gains or losses for pension and postretirement benefits that are not recognized immediately as a component of net periodic pension cost.

3. Investment in Ibn Sina

The following are summarized US GAAP financial statement results of Ibn Sina (in thousands):

	2009	2008	2007
Total Assets	$468,447	$356,089	$511,825
Debt	0	0	0
Total Liabilities	140,229	112,040	169,398
Net Sales	752,572	1,073,511	885,814
Operating Profit	324,991	469,869	410,077
Net Income	289,100	421,233	365,821

The laws of Saudi Arabia require different allocations of income taxes to capital balances based upon the respective partner’s country of domicile.  Accordingly, CTE’s percentage of Ibn Sina’s net income in equity is not proportioned to its ownership percentages.

4.  Taxes

The financial statements reflect no provision or liability for income taxes because the Company’s financial results are included in the income tax returns of the Partners for the years ended December 31, 2009, 2008 and 2007.  The Company incurs withholding tax at a rate of 5% on dividends received from its investment in Ibn Sina.  Withholding taxes are reported as withholding tax expense on the Company’s income statement when dividends are received.  Amounts shown as withholding tax expense were paid in the respective periods presented.

The Company adopted the provisions of FASB ASC 740, Income Taxes (originally issued as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), which clarifies the accounting and disclosure for uncertainty in income tax positions, as defined, on January 1, 2007.  Based on the Company’s review, a reserve of $19.3 million related to Saudi Arabia corporate income tax on the Company’s share of Ibn Sina earnings for tax years 1997 to 2003 was required.  The tax reserve was recorded through income tax expense on the Company’s financials prior to the adoption of FASB ASC 740 and no cumulative effect adjustment was required at adoption.   Upon receiving a final tax assessment from the Saudi Arabian tax authority in 2009, the Company reversed $4.7 million of the tax reserve and reclassed the remaining $14.5 million to current Income taxes payable.  The tax was paid in the first quarter of 2010.

5. Subsequent Events

Subsequent to the issuance of the Company’s financial statements, management has revised the following disclosure.

Effective April 1, 2010, Elwood, Texas Eastern, and SABIC agreed to expand the scope of Ibn Sina to include the creation of a polyacetal (“POM”) production facility, and extend the term of the joint venture to 2032.  The capital required to build the POM plant will be funded equally by SABIC and CTE.  Elwood and Texas Eastern will provide 65% and 35%, respectively, of the POM funding requirements of CTE.  Once the POM plant becomes commercially operational, which is estimated to take approximately three years to complete, CTE’s respective earnings will be split 65% and 35% to Elwood and Texas Eastern, respectively.  However, the partners’ equal ownership percentage in CTE will remain unchanged.  Elwood and Texas Eastern will continue to share the power to direct the activities that most significantly impact the Company’s economic performance.  SABIC will continue to have 50% ownership in Ibn Sina, including its respective share of profits and losses.

Subsequent events were updated through October 12, 2010, the date at which the financials were available to be issued.